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                                                                                              EXHIBIT 21.1

                                               LIST OF SUBSIDIARIES


Name of Subsidiary                          Date of Formation      State of Formation     Percentage Owned
Jato Operating Corp.                        04/14/99               Delaware               100%
Jato Operating Two Corp.                    05/18/99               Delaware               100%
Jato Communications Corp. of Virginia       06/22/99               Virginia               100%

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